Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 1, 2026, is entered into by and among SiTime Corporation, a Delaware corporation (“Purchaser”) and Renesas Electronics America Inc., a California corporation (“Seller”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement (as defined below).

WHEREAS:

A. On February 4, 2026, Purchaser and Seller entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which Seller agreed to sell and assign, and to cause the other Divesting Entities to sell and assign, to Purchaser, and Purchaser has agreed to purchase and assume from the Divesting Entities, the Transferred Assets and Assumed Liabilities.

B. Pursuant to the terms and subject to the conditions of the Asset Purchase Agreement, as consideration for the Transferred Assets, Purchaser will pay or cause to be paid and issue or cause to be issued to Seller, as applicable, the Cash Consideration and the Stock Consideration, which Purchaser has agreed to provide certain registration rights under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) as set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1. DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Appointment Notice” means a written notice requesting the appointment of the Renesas CEO Director to the Board of Directors of Purchaser that is delivered to Purchaser by Hidetoshi Shibata, the current Chief Executive Officer of Renesas Electronics Corporation (the “Renesas CEO”) after the Closing Date; provided that such notice must be delivered to Purchaser on or prior to September 30, 2026 or such later date as mutually agreed to by the parties hereto.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

(d) “Prospectus” means (i) the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the terms of the offering or any portion of the Registrable Securities.

(e) “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing one or more registration statements of Purchaser in compliance with the Securities Act and providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such registration statement(s) by the U.S. Securities and Exchange Commission (the “SEC”).

(f) “Registrable Securities” means the shares of Purchaser Common Stock constituting the Stock Consideration. Such shares of Purchaser Common Stock shall cease to be Registrable Securities when Seller together with its “affiliates” (as determined under SEC Rule 144) may immediately sell all of Seller’s Registrable Securities under SEC Rule 144 without volume limitation, or another similar exemption under the Securities Act is available for the sale of all of Seller’s shares without limitation, during a three-month period without registration.

(g) “Rule 144” means Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

(h) “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all similar fees and commissions relating to Seller’s disposition of the Registrable Securities.

(i) “Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation, or similar disposition of Registrable Securities.

2. REGISTRATION; EFFECTIVENESS.

(a) Registration. Following the Closing Date, upon the written demand of Seller (a “Registration Demand”), Purchaser shall, as promptly as reasonably practicable, and in any event within five (5) Business Days after receipt of such Registration Demand, prepare and file with the SEC a registration statement on Form S-3 (or, if Purchaser is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) as of the filing date, an automatic shelf registration statement on Form S-3 that shall become effective upon filing with the SEC pursuant to Rule 462(e) of the Securities Act, or a prospectus supplement to an already effective automatic shelf registration statement on Form S-3 of Purchaser) covering the resale of all then-outstanding Registrable Securities (or such lesser number as Seller may specify in the Registration Demand) (such registration statement, together with such prospectus supplement, if applicable, and any registration statement or prospectus supplement filed pursuant to Section 2(c)(i), each, a “Registration Statement”). Purchaser shall furnish to Seller at least two (2) Business Days prior to the filing date of the Registration Statement, a copy of the Registration Statement to review, as well as any amendment or supplement to such Registration Statement and any related Prospectus, prior to its filing with the SEC. Subject to any SEC comments, any Registration Statement filed pursuant to this Section 2(a) shall include the plan of distribution substantially in the form attached hereto as Exhibit A. Any such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder of securities of Purchaser without the prior written consent of Seller. Purchaser shall

(i) use commercially reasonable efforts to address in each such document prior to being so filed with the SEC such comments as are reasonably proposed by Seller, and (ii) not file any Registration Statement or Prospectus or any amendment or supplement thereto containing information regarding Seller to which Seller reasonably objects, unless such information is required to comply with any applicable law or regulation. If not all Registrable Securities are then registered for resale under an effective Registration Statement at the time of the initial Underwritten Shelf Take-Down (as defined below), if any, and Seller delivers a Registration Demand following such initial Underwritten Shelf Take-Down, Purchaser shall not be obligated to file such Registration Statement prior to the expiration of the lock-up agreement applicable to Seller for such Underwritten Shelf Take-Down. Following the filing by Purchaser of the initial Registration Statement pursuant to a Registration Demand, Seller may not deliver an Underwritten Shelf Take-Down Notice pursuant to Section 2(c)(i) until the date that is at least five (5) Business Days after the filing of such Registration Statement.

(b) Effectiveness. If permitted under the Securities Act, the Registration Statement shall be automatically effective upon filing; provided, that if such registration is not automatically effective, Purchaser shall use its commercially reasonable efforts to have such Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the seventy-fifth (75th) day following the filing date thereof if the SEC notifies Purchaser that it will “review” such Registration Statement and (ii) the fifth (5th) Business Day after the date Purchaser is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review. Purchaser shall notify Seller as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement becomes or is declared effective or is supplemented and shall provide Seller with copies of any Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. Purchaser shall use commercially reasonable efforts to keep any Registration Statement filed pursuant to Section 2(a) continuously effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by Seller of all of the Registrable Securities covered thereby at all times until the earliest to occur of the following events: (A) the date on which Seller shall have resold all the Registrable Securities covered thereby and (B) the date on which the Registrable Securities may be resold by Seller without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144.

(c) Underwritten Shelf Take-Downs.

i. If Seller so elects in a written request delivered to Purchaser (an “Underwritten Shelf Take-Down Notice”), the offer and sale of Registrable Securities may be in the form of a sale, on Seller’s behalf, of Registrable Securities to an underwriter for reoffering to the public (an “Underwritten Shelf Take-Down”) and Purchaser shall use commercially reasonable efforts to file (x) if a Registration Statement covering Registrable Securities is then on file with the SEC, any necessary Prospectus supplement or post-effective amendment to such Registration Statement to enable the resale of the Registrable Securities to be sold in such Underwritten Shelf Take-Down or (y) if no Registration Statement covering Registrable Securities is then on file with the SEC, a Registration Statement covering only the Registrable Securities to be sold in such Underwritten Shelf Take-Down (on a form contemplated by Section 2(a)), as soon as practicable and in any event, within (A) if the applicable Registration Statement is on Form S-3, five (5) days, and (B) if the applicable Registration Statement is on Form S-1, fifteen (15) days, in each case after the receipt of an Underwritten Shelf Take-Down Notice, unless a longer period is agreed to by Seller.

ii. Seller shall indicate in such Underwritten Shelf Take-Down Notice (A) the aggregate number of Registrable Securities expected to be offered and sold in such Underwritten Shelf Take-Down, (B) the expected plan of distribution of such Underwritten Shelf Take-Down, and (C) whether it intends for such Underwritten Shelf Take-Down to involve a customary “roadshow” (including an “electronic roadshow”) or other marketing effort by the underwriters. Seller shall select the managing underwriter or underwriters to administer such Underwritten Shelf Take-Down, which managing underwriter or underwriters shall be investment banking firms of nationally recognized standing and shall be reasonably acceptable to Purchaser, such acceptance to not be unreasonably withheld, conditioned or delayed.

iii. Notwithstanding the delivery of any Underwritten Shelf Take-Down Notice, all determinations as to whether to complete any Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Underwritten Shelf Take-Down shall be at the discretion of Seller. Seller may withdraw an Underwritten Shelf Take-Down Notice by providing written notice to Purchaser at any time prior to the execution of an underwriting agreement. If an Underwritten Shelf Take-Down Notice is so withdrawn, such Underwritten Shelf Take-Down shall count towards the limitations set forth in Section 2(c)(iv); provided however, that if, at the time of such withdrawal, Seller shall have learned of a material adverse change in the condition, business, or prospects of Purchaser from that known to Seller at the time of the Underwritten Shelf Take-Down Notice and have withdrawn the Underwritten Shelf Take-Down Notice with reasonable promptness after learning of such information then Seller shall not count towards the limitations set forth in Section 2(c)(iv).

iv. Seller may initiate no more than three (3) Underwritten Shelf Take-Downs pursuant to this Section 2(c) during any eighteen (18) month period.

v. In connection with each Underwritten Shelf Take-Down, Purchaser will (A) to the extent reasonably requested by the lead or managing underwriters in connection with an Underwritten Shelf Take-Down, send appropriate officers of Purchaser to attend any “roadshows” scheduled in connection with any such Underwritten Shelf Take-Down; (B) enter into such agreements (including an underwriting agreement in customary form), deliver such certificates, and take such other actions as Seller shall reasonably request, in each case in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification and contribution to the effect and to the extent provided in Section 8; (C) cause to be delivered to the underwriters of such Underwritten Shelf Take-Down a “comfort” letter in customary form and at customary times and covering matters of the type customarily covered by such comfort letters from its independent certified public accountants; and (D) cause to be delivered to the underwriters of such Underwritten Shelf Take-Down a written and signed legal opinion or opinions in customary form from its outside or in-house legal counsel dated the closing date of the Underwritten Shelf Take-Down. All reasonable and documented out of pocket costs and expenses incurred by Purchaser in connection with Purchaser’s obligations with respect to the foregoing clauses (A) through (D), including Purchaser’s registration of any of the Registrable Securities that Seller had previously requested to be included in the Underwritten Shelf Take-Down shall be reimbursed by Seller.

vi. Notwithstanding the foregoing obligations, if Purchaser furnishes to Seller requesting a Underwritten Shelf Take-Down a certificate signed by Purchaser’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to Purchaser to effect such Underwritten Shelf Take-Down because such action would (A) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving Purchaser; (B) require premature disclosure of material information that Purchaser has a bona fide business purpose for preserving as confidential; or (C) render Purchaser unable to comply with requirements under the Securities Act or Exchange Act, then Purchaser shall have the right to defer taking action with respect to such Underwritten Shelf Take-Down for a period of not more than sixty (60) days after the request of Seller is given; provided, however, that Purchaser may not invoke this right more than once in any twelve (12) month period; and provided further, that, other than in connection with a Purchaser at-the-market offering program, Purchaser shall not register any securities for its own account or that of any other stockholder during such period other than pursuant to a registration relating to the sale or grant of securities to employees of Purchaser or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan.

vii. If following the receipt of an Underwritten Shelf Take-Down Notice and prior to the filing of any necessary Prospectus supplement or post-effective amendment to the Registration Statement, Purchaser notifies Seller in writing of its intention to register any of its Common Stock under the Securities Act in connection with an underwritten public offering of such Common Stock solely for cash (a “Primary Offering”), (A) Purchaser shall, at such time, promptly give Seller notice of such Primary Offering, (B) Purchaser shall be under no obligation to proceed with the requested Underwritten Shelf Take-Down, and (C) such request shall not count towards the limitations set forth in Section 2(c)(iv). Upon the request of Seller, Purchaser shall cause to be registered and included with such Primary Offering all of the Registrable Securities that Seller had previously requested to be included in the Underwritten Shelf Take-Down. Seller and Purchaser shall mutually select the managing underwriter or underwriters to administer such registration, which managing underwriter or underwriters shall be investment banking firms of nationally recognized standing. Purchaser shall have the right to terminate or withdraw any registration initiated by it under this Section 2(c)(vii) before the effective date of such registration, whether or not Seller has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such registration shall be borne by Purchaser. Seller shall together with Purchaser enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that Seller shall not be required to make any representations, warranties or indemnities except as they relate to such Seller’s ownership of shares and authority to enter into the underwriting agreement and to such Seller’s intended method of distribution, and the liability of Seller shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by Seller.

(d) Notification of Certain Events. Purchaser shall promptly notify Seller at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in any Registration Statement contemplated by this Agreement or any post-effective amendment thereto, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Purchaser of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Purchaser agrees to, as promptly as reasonably practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to use its commercially reasonable efforts to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto.

(e) Suspension of Sales. Seller agrees that, upon receipt of any notice from Purchaser of the existence of (i) any request by the SEC or other federal or state governmental authority for amendment or supplement to the Registration Statement or any prospectus for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of any prospectus or prospectus supplement; (iii) any suspension of qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; or (iv) the happening of any event that (A) makes any statement of a material fact made in any Registration Statement or any prospectus untrue or (B) requires the making of any additions to or changes to the statements then made in any Registration Statement or any prospectus in order to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading (each, a “Suspension Event”), Seller will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until Seller’s receipt of a notice from Purchaser confirming the resolution of such Suspension Event and that such dispositions may again be made. Purchaser shall use its reasonable best efforts to terminate a Suspension Event as promptly as practicable. Purchaser shall not be permitted to implement more than two Suspension Events in any twelve (12) month period, and the aggregate number of days of all such Suspension Events in any twelve (12) month period shall not exceed sixty (60) days.

(f) Seller Cooperation. Seller agrees to cooperate with Purchaser as reasonably requested by Purchaser in connection with the preparation and filing of any Registration Statement or any amendments and supplements to any Registration Statement, unless Seller has notified Purchaser in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

3. EXPENSES OF REGISTRATION.

Subject to Section 2(c), all expenses incurred by Purchaser to effect the registration of the Registrable Securities on any Registration Statement in accordance with the terms of this Agreement shall be borne by Purchaser. All Selling Expenses shall be borne by Seller.

4. ORDERLY DISPOSITION.

Seller agrees, that for a period of six (6) months following the Closing Date, Seller (a) may not Transfer any shares of Purchaser Common Stock constituting the Stock Consideration (the “Shares”) without first providing Purchaser at least fifteen (15) days’ prior written notice; and (b) may not Transfer, in any single transaction or in any rolling forty-five (45) day period more than thirty-three percent (33%) of the total number of Shares. Notwithstanding the foregoing, this Section will not preclude sales pursuant to a bona fide third party tender offer for all outstanding shares of Purchaser Common Stock, merger, consolidation or other similar transaction made to all holders of Purchaser’s securities involving a change of control of Purchaser.

5. ASSIGNMENT OF REGISTRATION RIGHTS.

(a) Purchaser shall not assign this Agreement or any rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of Seller; provided, however, that Purchaser may assign this Agreement at any time in connection with a sale or acquisition of Purchaser, whether by merger, consolidation, sale of all or substantially all of Purchaser’s assets, or similar transaction.

(b) The rights to cause Purchaser to include Registrable Securities in any Registration Statement contemplated by this Agreement may be transferred or assigned by Seller with a transfer of Registrable Securities to any Affiliate of Seller; provided, that Purchaser is given written notice at least fifteen (15) days prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned. The provisions of this Agreement shall be binding upon and inure to the benefit of Seller and its successors and permitted assigns.

6. LEGEND REMOVAL.

Subject to receipt from Seller by Purchaser and Purchaser’s transfer agent (the “Transfer Agent”) of customary representations and other documentation reasonably acceptable to Purchaser and the Transfer Agent in connection therewith, Seller may request in writing that Purchaser remove any legend from the book-entry position evidencing the Registrable Securities, and Purchaser will, if required by the Transfer Agent, use its commercially reasonable efforts to cause an opinion of Purchaser’s counsel to be provided, in a form reasonably acceptable to the Transfer Agent to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the time the Registration Statement is declared effective, if such Shares (a) have been sold pursuant to Rule 144 or any other applicable exemption from registration requirements of the Securities Act or (b) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for Purchaser to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Registrable Securities. If restrictive legends are no longer required for such Shares pursuant to the foregoing, Purchaser shall, within two (2) Business Days of any request in writing (email being sufficient) therefor from Seller accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions to make a new, unlegended entry for such book entry Shares.

7. DIRECTOR APPOINTMENT.

(a) Generally. Upon or as promptly as practicable following Purchaser’s receipt of the Appointment Notice, the Renesas CEO shall be appointed by the Board of Directors to serve as a Class I director of the Board of Directors (in such capacity, the “Renesas CEO Director”) until the next annual meeting of stockholders of Purchaser after the Closing Date at which the Class I directors of the Board of Directors are elected. Purchaser’s obligations with respect to Section 7(a) shall be subject to the Renesas CEO Director’s satisfaction of all requirements regarding service as a director of the Board of Directors under applicable law and applicable rules of the Nasdaq Stock Market. Renesas will direct the Renesas CEO Director (i) to consent to such reference and background checks or other investigations as the Board of Directors may reasonably request in order to determine the Renesas CEO Director’s eligibility and qualification to serve as a director of the Board of Directors and (ii) to provide to Purchaser a completed copy of the directors questionnaire submitted by Purchaser to its other directors in the ordinary course of business.

(b) Indemnification; Compensation. The Renesas CEO Director shall (i) execute and become a party to Purchaser’s standard form of director indemnification agreement and (ii) unless waived by the Renesas CEO Director, be entitled to cash and equity compensation in the same manner and to the same extent as other non-employee directors of the Board of Directors.

8. INDEMNIFICATION.

(a) To the fullest extent permitted by law, Purchaser will, and hereby does, indemnify, hold harmless and defend Seller, each Person, if any, who controls Seller, the members, the directors, officers, partners, employees, members, managers, agents, representatives and advisors of Seller and each Person, if any, who controls Seller within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, obligation, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs and costs of preparation), reasonable and documented attorneys’ fees, amounts paid in settlement or reasonable and documented expenses, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereof, or (ii) any violation or alleged violation by Purchaser or any of its Subsidiaries of the Securities Act, Exchange Act or any other state securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered or any rule or regulation promulgated thereunder applicable to Purchaser or its agents and relating to action or inaction required of Purchaser in connection with such registration of the Registrable Securities (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Purchaser shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable out-of-pocket legal fees or other reasonable and documented expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8(a): (A) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to Purchaser by Seller or such Indemnified Person specifically for use in the Registration Statement or prospectus and was reviewed and approved in writing by Seller or such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any prospectus or any such amendment thereof or supplement thereto, in each case if the foregoing was timely made available by Purchaser; (B) with respect to any superseded prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, and the Indemnified Person was promptly advised in writing not to use the outdated, defective or incorrect prospectus prior to the use giving rise to a Violation; and (C) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by Seller pursuant to Section 5.

(b) In connection with the Registration Statement or any prospectus, Seller agrees to indemnify, hold harmless and defend Purchaser, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls Purchaser within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with information about Seller furnished in writing by Seller to Purchaser expressly for use in connection with the preparation of the Registration Statement, any prospectus or any such amendment thereof or supplement thereto. In no event shall the liability of Seller be greater in amount than the dollar amount of the proceeds received by Seller net of Selling Expenses incurred by Seller upon the sale of such Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by Seller pursuant to Section 5.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be, and upon such notice, the indemnifying party shall not be liable to the Indemnified Person or the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Person or the Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Person or Indemnified Party (together with all other Indemnified Persons and Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Indemnified Party or Indemnified Person in respect to or arising out of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or malfeasance by or on behalf of, the Indemnified Party or Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 8, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. Any Person receiving a payment pursuant to this Section 8 which person is later determined to not be entitled to such payment shall return such payment (including reimbursement of expenses) to the person making it.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

9. AMENDMENTS AND WAIVERS.

The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented, or waived only by a written instrument executed by Purchaser and Seller.

10. MISCELLANEOUS.

(a) Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) five Business Days following sending by registered or certified mail, postage prepaid, (ii) when delivered, if delivered personally to the intended recipient, (iii) one Business Day following sending by overnight delivery via a national courier service, and (iv) as of the date of transmission is sent by electronic mail if no automated notice of delivery failure is received by the sender, in each case, addressed to a party hereto at the following address for such party:

A.	If to Purchaser,

SiTime Corporation

5451 Patrick Henry Drive

Santa Clara, California 95054

Attention: [****]

Email: [****]

with a copy to (which shall not constitute notice):

Cooley LLP 3175 Hanover Street

Palo Alto, CA 94304

Attention: Rishab Kumar, Steve Tonsfeldt

Email: rkumar@cooley.com; stonsfeldt@cooley.com

B.	If to Seller,

Renesas Electronics America Inc.

c/o Renesas Electronics Corporation

3-2-24, Toyosu, Koto-ku

Tokyo 135-0061, Japan

Attention: [****]

Email: [****]

with a copy to (which shall not constitute notice):

Sidley Austin LLP

12230 El Camino Real, Suite 300

San Diego, California 92130

Attention: Jon A. Olsen, Sara M. Carian

Email: jon.olsen@sidley.com; scarian@sidley.com

(b) Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

(c) Governing Law. The provisions of Section 12.10 of the Asset Purchase Agreement are incorporated by reference herein mutatis mutandis.

(d) Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

(f) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g) Contract Interpretation. This Agreement is the joint product of each Seller and Purchaser and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(h) No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

(i) Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(j) Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, Seller shall be entitled to specific performance of the agreements and obligations of Purchaser hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.

PURCHASER:

SiTime Corporation

By:	/s/ Elizabeth A. Howe
Name:	Elizabeth A. Howe
Title:	Executive Vice President and Chief Financial Officer

SELLER:

Renesas Electronics America Inc.

By:	/s/ Shuhei Shinkai
Name:	Shuhei Shinkai
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

Exhibit A

Plan of Distribution

The selling stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of the shares of common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholder shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholder to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholder shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.